EXHIBIT 10.1
AMENDMENT NO. 1 TO

J2 GLOBAL COMMUNICATIONS, INC.

SECOND AMENDED AND RESTATED 1997 STOCK OPTION PLAN

WHEREAS, j2 Global Communications, Inc. (the “Company”) has properly adopted, effective in November 1997, and currently maintains the j2 Global Communications, Inc. Second Amended and Restated 1997 Stock Option Plan (the “Plan”);

WHEREAS, the Board of Directors of the Company recommended and the stockholders of the Company approved on May 3, 2006 an amendment to Section 3.2 of the Plan to increase the aggregate number of shares of Common Stock that may be issued upon the exercise of Options granted under the Plan and which may be issued in the form of Restricted Stock from 5,000,000 to 6,000,000.

NOW, THEREFORE, pursuant to the authority granted to the Company, the Plan is hereby amended as follows:

1. Amendment. Section 3.2 of the Plan is amended by deleting “2,000,000” in the first sentence and inserting in lieu thereof “6,000,000.”

2. Effective Date. This Amendment shall be effective as of May 3, 2007 (the “Effective Date”).

3. Construction of Amendment. All of the provisions of this Amendment shall be deemed to be and construed as part of the Plan as of the Effective Date.

4. The Plan. Except as amended hereby, the Plan is unchanged and remains in full force and effect. All defined terms not otherwise defined herein shall have the meaning set forth in the Plan.